                                                                     EXHIBIT 5.1






                      [Letterhead of Dewey Ballantine LLP]


                                     September 13, 2005


LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

          Re: Registration Statement on Form S-3
              -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company on the date hereof under the Securities Act of 1933, as amended (the "Act"), for the registration of the resale by selling securityholders under the Act of $225,000,000 principal amount of 3.25% Convertible Senior Subordinated Debentures due 2025 (the "Debentures") and shares of Common Stock, par value $0.01 per share of the Company, issuable upon conversion of the Debentures (the "Common Stock").

          We have examined (i) the Registration Statement; (ii) the Prospectus;
(iii) the Certificate of Incorporation of the Company; (iv) the Bylaws of the Company; and (v) the resolutions adopted by the Board of Directors of the Company (the "Board") and the Convertible Securities Pricing Committee of the Board relating to the issuance of the Debentures. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Securities and Exchange Commission's EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Based upon the foregoing and in reliance thereon, we are of the opinion that:

LifePoint Hospitals, Inc.
September 13, 2005
Page 2


          1. The Debentures are valid and binding obligations of the Company enforceable in accordance with their terms.

          2. The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized for issuance and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

          Any opinion set forth herein as to enforceability of obligations of any party is subject to, and the enforcement of the obligations described therein may be limited by, applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally, public policy considerations and by general principals of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought. Such principles of equity are of general application and in applying such principles, a court may, without limitation, include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality.

          Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. This opinion is limited to the laws as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,

                                     /s/ Dewey Ballantine LLP